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                                                                    EXHIBIT 23.3

                    CONSENT OF LADENBURG THALMANN & CO. INC.

We hereby consent to the inclusion in the Registration Statement on Form S-4 (the "Registration Statement") of Park Place Entertainment Corporation of our opinion letter dated June 30, 1998 to the Board of Directors of Grand Casinos, Inc. attached as Appendix C to the Joint Proxy Statement/ Prospectus which is a part of the Registration Statement and to the description of and reference to such opinion and our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") issued thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Commission thereunder.

                                          Ladenburg Thalmann & Co. Inc.

                                          By: /s/_BRIAN GONICK__________________


Dated: October 13, 1998